Exhibit 99.3

RH ANNOUNCES INCREASE TO SHARE REPURCHASE AUTHORIZATION

CORTE MADERA, Calif.--(BUSINESS WIRE)—June 2, 2022--RH (NYSE: RH) today announced that its Board of Directors has authorized an additional $2.0 billion for the purchase of shares of its outstanding common stock under its common share repurchase program. Such share repurchase authorization is effective immediately and is in addition to the previous share repurchase program which has $450 million remaining.

Gary Friedman, Chairman and Chief Executive Officer, commented, “We continue to believe our shares are undervalued and this new repurchase authorization reflects our confidence in the outlook for our business over time. While there are several well documented economic headwinds that create short term uncertainty for the home furnishings sector, our confidence in our long-term strategy and the strength of our operating model has never been higher. We believe this $2 billion increase in our share repurchase program provides us with another opportunity to create value for our long term shareholders.”

RH anticipates that the repurchase of shares under the share repurchase program could be funded with a combination of existing cash, cash flow, borrowings under existing credit facilities, and proceeds from incremental borrowing arrangements.

RH may purchase shares of common stock through open market purchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or the use of other techniques such as through transactions involving derivatives or other equity linked instruments and securities including one or more accelerated share repurchase programs including through privately-negotiated arrangements in which a portion of the repurchase program is committed in advance through a financial intermediary and/or executed in other transactions including through hedging or derivatives. The timing and amount of any transactions will be subject to the discretion of RH and may be based upon market conditions as well as other opportunities that RH may have for the use or investment of its capital. The repurchase program has no expiration date, does not require the purchase of any minimum number of shares or dollar value, and may be implemented, modified, suspended or discontinued in whole or in part at any time without further notice.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements relating to our share repurchase program, any future repurchases of our shares or other transactions under the repurchase program, including the timing, amount or sources of funds of any such repurchases, our belief that our shares are undervalued and an opportunity exists to create value for our long-term shareholders, our confidence in our long-term strategy and the strength of our operating model, and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products, risks related to the operations of our vendors, risks related to tariffs and risks related to the impact of COVID on our business; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this Release speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com